UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 18, 2008

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See the information set forth in Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 18, 2008, NutraCea entered into a credit arrangement with Wells Fargo Business Credit, a division of Wells Fargo Bank, N.A. (“Wells Fargo”).  The credit arrangement consists of three separate credit facilities as follows:

Line of Credit

Wells Fargo advanced to NutraCea under a revolving line of credit an amount up to $2,500,000.  The interest rate on this line of credit is prime plus 2.5%.  NutraCea may use the proceeds from this line of credit for ordinary working capital.  The maturity date under the line of credit is November 30, 2011.

Real Estate Loan

Wells Fargo advanced to NutraCea $5,000,000 secured against property owned by NutraCea located at 4502 W. Monterosa Street, Phoenix, Arizona (the “Monterosa Property”).  This loan is subject to a cash holdback of up to $1,500,000 to be used as collateral for the obligations created under the facilities which may be released if NutraCea’s debt service coverage ratio is greater than one for three consecutive quarters and (i) no event of default exists and (ii) availability under the line of credit facility is greater than $350,000.   The interest rate on this loan is prime plus 3.0%.  NutraCea may use the proceeds from this loan for any purpose.  The maturity date under the line of credit is December 31, 2018.

Term Loan

Wells Fargo advanced to NutraCea up to $2,500,000.   The interest rate on this loan is prime plus 3.0%.  NutraCea may use the proceeds from this loan for any purpose.  The maturity date under the line of credit is November 30, 2011.  This loan will be advanced to NutraCea on or before June 30, 2010 on the condition that NutraCea has positive cash flow for 3 consecutive quarters and is current with its trade vendors.

The above credit facilities are secured by the Monterosa Property and certain other personal property of NutraCea. NutraCea may terminate any of the above facilities at any time upon 90 days notice, subject to payment of fees and repayment of the outstanding credits.  NutraCea may terminate the above facilities at any time less than 90 days notice, subject to a payment of a penalty, payment of fees and repayment of the outstanding credits.  Wells Fargo may terminate the facilities at any time upon an event of default as defined in the agreement.  In the event of a default the interest rate will increase to 3.0% above the applicable interest rate for each facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: 12/24/08	By:	/s/ Olga Hernadez-Longan
Olga Hernadez-Longan
Chief Financial Officer
(Duly Authorized Officer)